UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2016

Information Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33287	20-5261587
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, CT 06901

(Address of principal executive offices)

(203) 517-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)                             Compensatory Arrangements of Certain Officers.

On December 13, 2016, Information Services Group, Inc. (“ISG” or the “Company”) and Michael P. Connors, Chairman and Chief Executive Officer (“CEO”), entered into Amendment No. 2 (the “Amendment”) to his Employment Agreement made and entered into as of December 16, 2011 (the “Employment Agreement”) as amended by Amendment No.1, dated as of December 10, 2013.  The Amendment extends the term of the Employment Agreement, which currently terminates on the close of business on December 31, 2017, for an additional four years until December 31, 2021 (the “Additional Term”).  As consideration for the Additional Term, the Company will (i) pursuant to the Company’s Amended and Restated Equity Incentive Plan, grant to Mr. Connors on June 1, 2017 $500,000 of ISG Restricted Stock Units (RSUs), with the number of RSUs to be determined based on the closing price of ISG common stock on the grant date, that will vest ratably over three years pursuant to the Company’s standard Restricted Stock Unit Award Agreement (time-based), (ii) pay a cash payment of $300,000 on December 31, 2017 provided the executive is employed by ISG on that date and ISG meets or exceeds certain cost synergy targets by December 31, 2017 and (iii) make Mr. Connors eligible to earn an annual bonus with a target amount equal to 150% of his base salary, which was previously 100%, but is still subject to a maximum bonus opportunity equal to 200% of his base salary.

The foregoing summaries of the Amendment do not purport to be complete and are qualified in their entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits.

10.1                        Amendment No. 2 dated as of December 13, 2016 to the Employment Agreement made and entered into as of December 16, 2011, by and between Information Services Group, Inc. and Michael P. Connors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2016	INFORMATION SERVICES GROUP, INC.

	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2 dated as of December 13, 2016 to the Employment Agreement made and entered into as of December 16, 2011, by and between Information Services Group, Inc. and Michael P. Connors